Exhibit 99.7

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

Live Oak Acquisition Corp. II

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard J. Hendrix and Gary K. Wunderlich, Jr. (the “Proxies”), and each of them independently, with full power of substitution, as proxies and attorneys-in-fact to vote all of the shares of Class A Common
Stock or Class B Common Stock of Live Oak Acquisition Corp. II (the “Company” or “LOKB”) that the undersigned is entitled
to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on             , 2021 at             Eastern
Time via live webcast at https://www.cstproxy.com/liveoakacqii/2021, and at any adjournment or postponement thereof. Such
Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said special meeting.
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5 AND 7, “FOR ALL NOMINEES” ON PROPOSAL NO. 6 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark vote as indicated in this example	☒	LIVE OAK ACQUISITION CORP. II — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5 AND 7 AND “FOR ALL NOMINEES” ON PROPOSAL NO. 6.

(1)   The Business Combination Proposal – To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of May 6, 2021 (the “Business Combination Agreement”), among LOKB, Live Oak Merger Sub Inc., a Delaware corporation and a wholly owned direct subsidiary of LOKB (“Merger Sub”), and Navitas Semiconductor Limited, a private company limited by shares organized under the laws

FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)   The 2021 Plan Proposal – To consider and vote upon a proposal to approve and adopt the 2021 Equity Incentive Plan (the “2021 Plan”) and the material terms thereunder (the “2021 Plan Proposal”). The 2021 Plan Proposal is conditioned on the approval of the Business Combination Proposal and the PIPE Proposal.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

of Ireland (“Navitas Ireland”) that was domesticated in the State of Delaware as Navitas Delaware Semiconductor Ireland, LLC, a Delaware limited liability company (“Navitas Delaware”, and the combined entity of Navitas Ireland as domesticated as Navitas Delaware, “Navitas”), pursuant to which LOKB agreed to commence a tender offer to acquire the entire issued share capital of Navitas Ireland (other than certain Navitas Ireland Restricted Shares) (the “Tender Offer”) in exchange for the per share issuance of the applicable Per Share Tender Offer Consideration, and Merger Sub will merge with and into Navitas Delaware (the “Merger”), with the consummation of the Tender Offer and the Merger resulting in Navitas becoming a wholly owned subsidiary of LOKB and (b) approve the Tender Offer, the Merger and the other transactions contemplated by the Business Combination Agreement (the “Business Combination” and such proposal, the “Business Combination Proposal”).

(6)   The Director Election Proposal – To consider and vote upon a proposal to elect, effective immediately at the effective time of the Merger, two directors to serve until the 2022 annual meeting of stockholders, three directors to serve until the 2023 annual meeting of stockholders and two directors to serve until the 2024 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”). The Director Election Proposal is conditioned on the approval of the Business Combination Proposal and the PIPE Proposal.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)   The Authorized Share Charter Proposal – To consider and vote upon a proposal to increase the number of authorized shares of LOKB’s capital stock, par value $0.0001 per share, from 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock, including 100,000,000 shares of Class A common stock (the “Class A Common Stock”), and 10,000,000 shares of Class B common stock (the “LOKB Class B Common Stock”), and (b) 1,000,000 shares of preferred stock, to [●] shares, consisting of (i) [●] shares of common stock and (ii) [●] shares of preferred stock (the “Authorized Share Charter Proposal”). The Authorized Share Charter Proposal is conditioned on the approval of the Business Combination Proposal and the PIPE Proposal, as defined herein.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(7)   The Adjournment Proposal – To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the PIPE Proposal, the 2021 Plan Proposal or the Director Election Proposal (the “Adjournment Proposal”). The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the proxy statement.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)   The Additional Charter Proposal – To consider and vote upon a proposal to make certain other changes that the LOKB Board deems appropriate for a public operating company, including (a) eliminating provisions in the Charter relating to LOKB’s Initial Business Combination that will no longer be applicable to LOKB following the closing of the Business Combination (the “Closing”), including provisions relating to (i) redemption rights with respect to Class A Common Stock, (ii) the trust account that holds the proceeds from the

FOR ☐	AGAINST ☐	ABSTAIN ☐

initial public offering of LOKB, (iii) share issuances prior to the consummation of the Initial Business Combination, (iv) transactions with affiliates and other blank check companies, (v) approval of the Initial Business Combination and (vi) the minimum value of the target in the Initial Business Combination, and (b) to change the post-combination company’s name from “Live Oak Acquisition Corp. II” to “Navitas Semiconductor Corporation” (“LOKB”) (collectively, the “Additional Charter Proposal”). The Additional Charter Proposal is conditioned on the approval of the Business Combination Proposal and the PIPE Proposal.

(4)   The PIPE Proposal – To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange, the issuance and sale of [●] shares of Class A Common Stock in a private offering of securities to certain investors in connection with the Business Combination, which will occur substantially concurrently with, and is contingent upon, the consummation of the transactions contemplated by the Business Combination Agreement (the “PIPE Proposal”).

FOR ☐	AGAINST ☐	ABSTAIN ☐